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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 21, 2002, relating to the financial statements and financial highlights which appear in the August 31, 2002 Annual Report to Shareholders of Credit Suisse Global Technology Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 13, 2002